EXHIBIT 99.1

LifePoint Hospitals Board Approves $150 Million Share Repurchase Program


    BRENTWOOD, Tenn.--(BUSINESS WIRE)--Nov. 26, 2007--LifePoint Hospitals, Inc. (NASDAQ: LPNT) today announced that its Board of Directors has authorized a share repurchase program of up to $150 million of the Company's common stock over the next 12 months. The Company, which had approximately 58.1 million shares of common stock outstanding as of September 30, 2007, is not obligated to repurchase any specific number of shares under the program. Based on the November 26, 2007, closing price, approximately 5.1 million shares, or 9% of the Company's shares outstanding, could be repurchased for $150 million.

    Purchases under the program may be funded with a portion of the Company's cash on hand, cash generated from operations and funds available under the Company's Amended and Restated Credit Facility.

    William F. Carpenter III, president and chief executive officer of LifePoint Hospitals, Inc., said, "We are pleased to announce this new authorization, our second in the past five years. This latest action underscores our long-term commitment to enhancing stockholder value."

    Repurchases under the program may be made through open market purchases or privately negotiated transactions in accordance with applicable federal securities laws, including Rule 10b-18. The timing, amount, manner and price of any repurchases, if any, will be determined by the Company, in its discretion, and will depend upon, among other things, the stock price, economic and market conditions and such other factors as the Company considers appropriate. The program may be extended, suspended or discontinued at any time.

    LifePoint Hospitals, Inc. is a leading hospital company focused on providing healthcare services in non-urban communities in 18 states. Of the Company's 49 hospitals, 44 are in communities where LifePoint Hospitals is the sole community hospital provider. LifePoint Hospitals' non-urban operating strategy offers continued operational improvement by focusing on its five core values: delivering compassionate, high quality patient care; supporting physicians; creating an outstanding environment for employees; providing unmatched community value; and ensuring fiscal responsibility. Headquartered in Brentwood, Tennessee, LifePoint Hospitals is affiliated with approximately 21,000 employees. More information about LifePoint Hospitals can be found on its website, www.lifepointhospitals.com.

    Important Legal Information

    Certain statements contained in this release are based on current management expectations and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor protections from liability provided by the Private Securities Litigation Reform Act of 1995. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine LifePoint's future results are beyond LifePoint's ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint, are not guarantees of performance and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risks and uncertainties, including, without limitation: (i) market conditions; (ii) volatility in the market price of the Company's common stock; (iii) changes in operating results; (iv) the possibility that the Company's liquidity needs could change; (iv) availability of capital; (v) regulatory constraints; and (vi) those risks and uncertainties described from time to time in the Company's filings with the Securities and Exchange Commission. Therefore, the Company's future results may differ materially from those described in this release. The Company undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

    All references to "LifePoint," "LifePoint Hospitals" and the "Company" as used throughout this release refer to LifePoint
Hospitals, Inc. and its subsidiaries.

    CONTACT: LifePoint Hospitals, Inc.
             David M. Dill, 615-372-8512
             Chief Financial Officer